Exhibit 99.1

Blue Nile Announces Second Quarter 2014 Financial Results

Second Quarter Net Sales of $106.6 million
Second Quarter Earnings Per Diluted Share Total $0.18
Company Executes Plan to Re-accelerate Growth

SEATTLE, August 5, 2014 -- Blue Nile, Inc. (Nasdaq: NILE), a leading online retailer of diamonds and fine jewelry, today reported financial results for its second quarter ended June 29, 2014.
Net sales decreased 1.3% to $106.6 million for the second quarter ended June 29, 2014 compared to $108.0 million for the second quarter ended June 30, 2013. Operating income for the quarter totaled $3.2 million, representing an operating margin of 3.0% of net sales, compared to $3.4 million in operating income and 3.2% operating margin for the second quarter of 2013. Net income totaled $2.2 million, or $0.18 per diluted share.
Non-GAAP adjusted EBITDA for the quarter totaled $5.2 million compared to $5.5 million for the second quarter of 2013. For the trailing twelve month period ended June 29, 2014, net cash provided by operating activities totaled $18.8 million compared to $26.1 million for the trailing twelve month period ended June 30, 2013. For the trailing twelve month period ended June 29, 2014, non-GAAP free cash flow totaled $13.9 million, as compared to $22.9 million for the trailing twelve month period ended June 30, 2013.
“The diamond price environment in Q2 materially impacted our performance. As a result we executed strategic and targeted price changes to ensure that Blue Nile's superior value is absolutely clear to the consumer," said Harvey Kanter, Chairman, CEO and President. “With these changes we are seeing a return to growth, and when diamond prices normalize, we expect to see even greater benefits from ongoing investments we’re making in the user experience. Without question, Blue Nile offers the highest quality products and selection, incredible service, and industry-leading value to our customers.”
Highlights

•	U.S. engagement net sales for the second quarter 2014 decreased 4.6% to $60.9 million, compared to $63.9 million for the second quarter of 2013.

•	U.S. non-engagement net sales for the second quarter 2014 increased 2.6% to $27.7 million, compared to $27.0 million for the second quarter of 2013.

•
International net sales for the second quarter 2014 were $18.0 million, compared to $17.1 million for the second quarter 2013, an increase of 4.8%. Excluding the impact from changes in foreign exchange rates, international net sales increased 6.7%.

•	Gross profit for the second quarter 2014 totaled $20.2 million. As a percent of net sales, gross profit was 18.9% compared to 18.6% for the second quarter of 2013.

•
Selling, general and administrative expenses for the second quarter 2014 were $17.0 million, compared to $16.7 million in the second quarter of 2013. Selling, general and administrative expenses includes stock-based compensation expense of $1.1 million for the second quarter in 2014 and $1.3 million for the second quarter in 2013.

•	Earnings per diluted share included stock-based compensation expense of $0.05 for the second quarter 2014 and $0.07 for the second quarter 2013.

•	At the end of the second quarter 2014, cash and cash equivalents totaled $39.5 million.

•	During the second quarter 2014, Blue Nile repurchased 674,571 shares of its common stock for $22.2 million.

Financial Guidance
The following forward-looking statements reflect Blue Nile's expectations as of August 5, 2014. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and the various factors detailed below.
Expectations for the third quarter of 2014 (Quarter Ending September 28, 2014):

•	Net sales are expected to be between $105 million and $108 million.

•	Earnings per diluted share are projected at $0.13 to $0.16.
Expectations for the fiscal year 2014 (Year Ending January 4, 2015):

•	Net sales are expected to be between $475 million and $490 million.

•	Earnings per diluted share are projected at $0.81 to $0.86.

Blue Nile reports fiscal results on a 52/53-week format. The Company's fiscal 2014 reporting period includes 53 weeks, with an additional week falling into the fourth quarter.

Forward-Looking Statements
This press release contains forward-looking statements that include risks and uncertainties, including, without limitation, all statements related to future financial and business performance, market opportunity and plans to grow our business. Words such as "expect," "anticipate," "believe," "project," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to general economic conditions, consumer spending (particularly spending by high-end consumers), product assortment, our fluctuating operating results, currency fluctuations, seasonality in our business, our ability to acquire products on reasonable terms, our online business model, demand for our products, our ability to attract customers in a cost effective manner, the strength of our brand, competition, fraud, system interruptions, our ability to fulfill orders and other risks detailed in our filings with the Securities and Exchange Commission, including our quarterly reports on Form 10-Q and our Annual Report on Form 10-K for the year ended December 29, 2013. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 29, 2014, which we expect to file with the Securities and Exchange Commission on or before August 8, 2014. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Blue Nile undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.
Conference Call
Blue Nile will host a conference call to discuss its second quarter financial results today at 5:30 a.m. PT/8:30 a.m. ET. A live webcast of the conference call may be accessed at http://investor.bluenile.com. Following the completion of the call, a recorded replay of the webcast will be available for 30 days at the same Internet address. This call will contain forward-looking statements and other material information regarding Blue Nile's financial and operating results. In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this release, related complementary information will be made available at http://investor.bluenile.com as soon as practicable after the conclusion of the conference call.

Non-GAAP Financial Measures
To supplement Blue Nile's consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), Blue Nile uses non-GAAP adjusted EBITDA and non-GAAP free cash flow as measures of certain components of financial performance. Blue Nile defines non-GAAP adjusted EBITDA as earnings before interest and other income, taxes, depreciation and amortization, adjusted to exclude the effects of stock-based compensation expense. Blue Nile defines non-GAAP free cash flow as net cash provided by (used in) operating activities less cash outflows for purchases of fixed assets, including internal-use software and website development. Blue Nile reports sales information in accordance with GAAP. Internally, management monitors its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating international sales into U.S. dollars (the "constant exchange rate basis"). Blue Nile's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Blue Nile may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Blue Nile uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.
Blue Nile's management believes that non-GAAP adjusted EBITDA and non-GAAP free cash flow, as defined, as well as international sales on a constant exchange rate basis provide meaningful supplemental information to the company and to investors. Blue Nile believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Blue Nile and when planning and forecasting future periods. Further, management believes that the inclusion of the non-GAAP adjusted EBITDA and non-GAAP free cash flow calculations provide consistency in Blue Nile's financial reporting and comparability with similar companies in Blue Nile's industry. Management believes the constant exchange rate measurement provides a more representative assessment of the sales performance and provides better comparability between reporting periods.

A reconciliation of non-GAAP adjusted EBITDA to net income is as follows (in thousands):

	Quarter ended	Quarter ended
	June 29, 2014	June 30, 2013
Net income	$2,171	$2,206
Income tax expense	1,076	1,266
Other income, net	(60)	(60)
Depreciation and amortization	897	791
Stock-based compensation	1,102	1,287
Non-GAAP adjusted EBITDA	$5,186	$5,490

	Year to date ended	Year to date ended
	June 29, 2014	June 30, 2013
Net income	$3,250	$3,038
Income tax expense	1,651	1,736
Other income, net	(106)	(204)
Depreciation and amortization	1,819	1,568
Stock-based compensation	2,183	2,451
Non-GAAP adjusted EBITDA	$8,797	$8,589

A reconciliation of differences of non-GAAP free cash flow from the comparable GAAP measure of net cash provided by (used in) operating activities is as follows (in thousands):

	Quarter ended	Quarter ended
	June 29, 2014	June 30, 2013
Net cash provided by operating activities	$5,048	$10,327
Purchases of fixed assets, including internal-use
software and website development	(937)	(1,290)
Non-GAAP free cash flow	$4,111	$9,037

	Twelve months ended	Twelve months ended
	June 29, 2014	June 30, 2013
Net cash provided by operating activities	$18,756	$26,122
Purchases of fixed assets, including internal-use
software and website development	(4,892)	(3,231)
Non-GAAP free cash flow	$13,864	$22,891

The following table reconciles year-over-year international net sales percentage increases (decreases) from the GAAP sales measures to the non-GAAP constant exchange rate basis:

Quarter ended June 29, 2014	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	4.8%	(1.9)%	6.7%
Quarter ended June 30, 2013	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	19.1%	(1.5)%	20.6%

Year to date ended June 29, 2014	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	3.5%	(3.1)%	6.6%
Year to date ended June 30, 2013	Year over year growth	Effect of foreign exchange movements	Year over year growth on constant exchange rate basis
International net sales	22.0%	(1.3)%	23.3%

About Blue Nile, Inc.
Blue Nile, Inc. is a leading online retailer of diamonds and fine jewelry. The Company delivers the ultimate customer experience, providing consumers with a superior way to buy engagement rings, wedding rings and fine jewelry. Blue Nile offers in-depth educational materials and unique online tools that place consumers in control of the jewelry shopping process. The Company has some of the highest quality standards in the industry and offers thousands of independently certified diamonds and fine jewelry at prices significantly below traditional retail. Blue Nile can be found online at www.bluenile.com. Blue Nile's shares are traded on the Nasdaq Stock Market LLC under the symbol NILE.

Contact:

Blue Nile, Inc.
Nancy Shipp, 206.388.3626 (Investors)
nancys@bluenile.com
or
Josh Holland, 206.336.6773 (Media)
joshh@bluenile.com

BLUE NILE, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands)

	June 29, 2014	December 29, 2013	June 30, 2013

ASSETS
Current assets:
Cash and cash equivalents	$39,519	$115,942	$47,314
Trade accounts receivable	1,380	3,005	2,544
Other accounts receivable	481	521	830
Inventories	32,149	34,530	31,561
Deferred income taxes	588	1,038	722
Prepaid income taxes	—	247	—
Prepaids and other current assets	1,673	1,318	1,294
Total current assets	75,790	156,601	84,265
Property and equipment, net	10,026	10,188	8,361
Intangible assets, net	119	140	166
Deferred income taxes	4,001	5,470	8,308
Note receivable	2,000	2,000	2,000
Other investments	2,280	2,280	2,000
Other assets	240	246	197
Total assets	$94,456	$176,925	$105,297
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$77,125	$122,322	$77,664
Accrued liabilities	6,452	10,751	8,032
Current portion of long-term financing obligation	32	51	60
Current portion of deferred rent	273	279	282
Total current liabilities	83,882	133,403	86,038
Long-term financing obligation, less current portion	505	574	595
Deferred rent, less current portion	2,119	2,229	2,344
Other long-term liabilities	115	114	26
Stockholders’ equity:
Common stock	22	22	21
Additional paid-in capital	225,964	223,261	200,321
Accumulated other comprehensive loss	(45)	(26)	(111)
Retained earnings	97,008	93,758	85,921
Treasury stock	(315,114)	(276,410)	(269,858)
Total stockholders’ equity	7,835	40,605	16,294
Total liabilities and stockholders’ equity	$94,456	$176,925	$105,297

BLUE NILE, INC.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Quarter ended		Year to date ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
Net sales	$106,571	$108,014	$210,297	$205,125
Cost of sales	86,404	87,917	171,005	167,382
Gross profit	20,167	20,097	39,292	37,743
Selling, general and administrative expenses	16,980	16,685	34,497	33,173
Operating income	3,187	3,412	4,795	4,570
Other income, net
Interest income, net	24	22	72	64
Other income, net	36	38	34	140
Total other income, net	60	60	106	204
Income before income taxes	3,247	3,472	4,901	4,774
Income tax expense	1,076	1,266	1,651	1,736
Net income	$2,171	$2,206	$3,250	$3,038
Basic net income per share	$0.18	$0.18	$0.26	$0.24
Diluted net income per share	$0.18	$0.17	$0.26	$0.24

Shares used for computation (in thousands):
Basic	12,099	12,411	12,450	12,447
Diluted	12,139	12,628	12,532	12,660

BLUE NILE, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Year to date ended
	June 29, 2014	June 30, 2013
Operating activities:
Net income	$3,250	$3,038
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,819	1,568
Stock-based compensation	2,223	2,491
Deferred income taxes	1,919	(318)
Tax deficiency from exercise of stock options	(1,609)	(12)
Excess tax benefit from exercise of stock options	(173)	(39)
Changes in assets and liabilities:
Receivables	1,665	111
Inventories	2,381	1,709
Prepaid federal income taxes	247	—
Prepaid expenses and other assets	(349)	(145)
Accounts payable	(45,720)	(38,268)
Accrued liabilities	(4,299)	(4,407)
Other long term liabilities	1	1
Deferred rent and other	(116)	192
Net cash used in operating activities	(38,761)	(34,079)
Investing activities:
Purchases of property and equipment	(1,565)	(2,201)
Net cash used in investing activities	(1,565)	(2,201)
Financing activities:
Repurchase of common stock	(38,212)	(3,881)
Proceeds from stock option exercises	2,255	477
Taxes paid for net share settlement of equity awards	(214)	—
Excess tax benefit from exercise of stock options	173	39
Principal payments under long-term financing obligation	(88)	(30)
Net cash used in financing activities	(36,086)	(3,395)

Effect of exchange rate changes on cash and cash equivalents	(11)	(28)

Net decrease in cash and cash equivalents	(76,423)	(39,703)

Cash and cash equivalents, beginning of period	115,942	87,017
Cash and cash equivalents, end of period	$39,519	$47,314

	Year to date ended
	June 29, 2014	June 30, 2013
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$992	$3,970
Non-cash investing and financing activities:
Unsettled repurchases of common stock	$492	$—